Exhibit 32.1
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE
I, John P. Mitola, the Chief Executive Officer of Electric City Corp., certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:
1.	The Quarterly Report Under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 on Form 10-Q for the Quarterly Period ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-Q for the Quarterly Period ended September 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of Electric City Corp. and its subsidiaries.

/s/ John P. Mitola
John P. Mitola Chief Executive Officer November 10, 2005